UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Maiden Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

48 Par-la-Ville Road Hamilton HM 11, Bermuda (441) 292-7090 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146137.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The description of registrant’s securities to be registered hereby is incorporated herein by reference to the description included under the caption “Description of Share Capital” in the registration statement on Form S-1 of the registrant to which this Form 8-A relates (File No. 333-146137).

Item 2. Exhibits.

Exhibit Number	Description
3.1*	Memorandum of Association of Maiden Holdings
3.2*	Bye-Laws of Maiden Holdings
4.1*	Form of Common Share Certificate
4.2*	Warrant granted by Maiden Holdings to George Karfunkel, effective June 14, 2007
4.3*	Warrant granted by Maiden Holdings to Michael Karfunkel, effective June 14, 2007
4.4*	Warrant granted by Maiden Holdings to Barry D. Zyskind, effective June 14, 2007
4.5*	Registration Rights Agreement by and between Maiden Holdings and Friedman, Billings, Ramsey & Co., Inc., dated as of July 3, 2007
4.6*	Registration Rights Agreement by and between Maiden Holdings and George Karfunkel, Michael Karfunkel and Barry D. Zyskind, dated as of July 3, 2007

* Incorporated by reference to the corresponding exhibit filed with the registrant’s registration statement on Form S-1 (No. 333-146137)

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Maiden Holdings, Ltd.

By:	/s/ Ben Turin
Name: Ben Turin
Title: Chief Operating Officer, General Counsel and Secretary

Date: May 2, 2008

3